                                                                 Exhibit 11.1

                       NETWORK COMPUTING DEVICES, INC.

                Statement Regarding Computation of Shares
               Used in Income (Loss) Per Share Computations
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                Three Months Ended September 30,    Nine Months Ended September 30,
                                                --------------------------------    -------------------------------
                                                     1997              1996              1997             1996
                                                --------------    --------------    -------------    --------------
Primary:
  Weighted average common shares
     outstanding during the period                   16,355         16,615             16,852            16,460
  Common share equivalents:
     Dilutive effect of stock options                 1,493            507              1,668                 -
                                                --------------    --------------    -------------    --------------

        Total                                        17,848         17,122             18,520            16,460
                                                --------------    --------------    -------------    --------------
                                                --------------    --------------    -------------    --------------


  Net income (loss)                                 $    51        $    20           $  1,600          $  (6,287)
                                                --------------    --------------    -------------    --------------
                                                --------------    --------------    -------------    --------------


  Primary income (loss) per share                   $  0.00        $  0.00           $   0.09          $   (0.38)
                                                --------------    --------------    -------------    --------------
                                                --------------    --------------    -------------    --------------


Fully Diluted:
  Weighted average common shares
     outstanding during the period                   16,355         16,615             16,852            16,460
  Common share equivalents:
     Dilutive effect of stock options                 1,602          1,085              1,668                 -
                                                --------------    --------------    -------------    --------------

        Total                                        17,957         17,700             18,520            16,460
                                                --------------    --------------    -------------    --------------
                                                --------------    --------------    -------------    --------------

  Net income (loss), adjusted
     for fully diluted calculations                 $    51        $    20           $  1,600          $  (6,287)
                                                --------------    --------------    -------------    --------------
                                                --------------    --------------    -------------    --------------


  Fully diluted income (loss) per share             $  0.00        $  0.00           $   0.09          $   (0.38)
                                                --------------    --------------    -------------    --------------
                                                --------------    --------------    -------------    --------------
